UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DECARBONIZATION PLUS ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-2726724
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2744 Sand Hill Road Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-248958

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock, of Decarbonization Plus Acquisition Corporation (the “Registrant”). The description of the units, common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-248958), originally filed with the Securities and Exchange Commission on September 22, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit Number	Description
3.1	Certificate of Incorporation of the Registrant (f/k/a Silver Run Acquisition Corporation III) (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-248958), filed with the Securities and Exchange Commission on September 22, 2020).
3.2	Certificate of Amendment to Certificate of Incorporation of the Registrant (f/k/a Silver Run Acquisition Corporation III) (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-248958), filed with the Securities and Exchange Commission on September 22, 2020).
3.3	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 ((File No. 333-248958), filed with the Securities and Exchange Commission on September 30, 2020).
3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-248958), filed with the Securities and Exchange Commission on September 22, 2020).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248958), filed with the Securities and Exchange Commission on October 15, 2020).
4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248958), filed with the Securities and Exchange Commission on September 30, 2020).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248958), filed with the Securities and Exchange Commission on September 30, 2020).
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248958), filed with the Securities and Exchange Commission on October 15, 2020).
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248958), filed with the Securities and Exchange Commission on October 15, 2020).
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248958), filed with the Securities and Exchange Commission on October 15, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DECARBONIZATION PLUS ACQUISITION CORPORATION

Date: October 19, 2020	By:	/s/ Peter Haskopoulos
	Name:	Peter Haskopoulos
	Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

[Signature Page to Form 8-A]

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